LIMITED POWER OF ATTORNEY

	Know all by these presents, that the

undersigned hereby constitutes and appoints each of Robert D. Fatovic,

Flora R. Perez and David M. Beilin and signing singly, as the undersigned's true and lawful attorney-in-fact to:

(1)	execute for
and on behalf of
the undersigned, in the undersigned's capacity as an officer and/or director of Ryder System, Inc. (the "Company"), Forms 3,
4, and 5 in
accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder;

(2)	do and perform any and all
acts for and on
behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5, complete and execute any amendment or amendments thereto, and timely file such form with the United States
Securities and Exchange Commission and any stock exchange or similar authority; and

(3)	take any other action of
any type whatsoever in
connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned
hereby grants to each
such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with
Section 16 of the Securities Exchange Act of 1934.

This
Power of
Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the

Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF,
the
undersigned has caused this Power of Attorney to be executed as of this 1st day of February, 2006.


					/s/ Art A. Garcia





STATE OF FLORIDA)
COUNTY OF DADE  )

	The
foregoing instrument was
acknowledged before me this 1st day of February, 2006, by Art A. Garcia, who is personally known to me.



					/s/ Delores Clark

					Notary Public

					My
Commission Expires:  4/24/09